Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 10, 2021, relating to the financial statements of Ascendis Pharma A/S and the effectiveness of Ascendis Pharma A/S’ internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte Statsautoriseret Revisionspartnerselskab

CVR no. 33963556

/s/ Sumit Sudan	/s/ Lars Hansen
State Authorised Public Accountant	State Authorised Public Accountant

Copenhagen, Denmark

May 27, 2021